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                                                                    EXHIBIT 21.1

                    BURLINGTON NORTHERN SANTA FE CORPORATION

                                 SUBSIDIARIES *

BURLINGTON NORTHERN SANTA FE CORPORATION
  BNSF Acquisition, Inc. (DE).............................................  100%
  Burlington Northern Santa Fe British Columbia, Ltd. (DE)................  100%
  FreightWise, Inc. (DE)..................................................   67%
  The Burlington Northern and Santa Fe Railway Company (DE)...............  100%
    Alameda Belt Line (CA)................................................   50%
    BN Leasing Corporation (DE)...........................................  100%
    Burlington Northern Dock Corporation (DE).............................  100%
    Burlington Northern International Services, Inc. (DE).................  100%
    Burlington Northern (Manitoba) Limited................................  100%
    Burlington Northern Railroad Holdings, Inc. (DE)......................  100%
    Burlington Northern Santa Fe Manitoba, Inc. (DE)......................  100%
    Burlington Northern Santa Fe Properties, LLC (DE).....................  100%
    Burlington Northern Worldwide, Inc. (DE)..............................  100%
    Central California Traction Company (CA).............................. 33.3%
    Constellation 130, Inc. (CA)..........................................  100%
    The Dodge City and Cimarron Valley Railway Company (KS)...............  100%
    Electro Northern, Inc. (DE)...........................................  100%
    Houston Belt & Terminal Railway Company (TX)..........................   50%
    INB Corp. (NV)........................................................  100%
    Los Angeles Junction Railway Company (CA).............................  100%
    M-R Holdings Acquisition Company (DE).................................  100%
    M T Properties, Inc. (MN)............................................. 37.8%
    Midwest/Northwest Properties Inc. (DE)................................  100%
    Northern Radio Limited (British Columbia).............................  100%
    The Oakland Terminal Railway (CA).....................................   50%
    Oklahoma City Junction Railway Company (OK)...........................  100%
    Paducah & Illinois Railroad Company (KY).............................. 33.3%
    Pine Canyon Land Company (DE).........................................  100%
    Portland Terminal Railroad Company (OR)...............................   40%
    Rio Grande, El Paso and Santa Fe Railroad Company (TX)................  100%
    SFP Pipeline Holdings, Inc. (DE)......................................  100%
      Santa Fe Pacific Pipelines, Inc. (DE)...............................  100%
    Santa Fe Pacific Insurance Company (VT)...............................  100%
    Santa Fe Pacific Railroad Company (Act of Congress)...................  100%
    Santa Fe Receivables Corporation (DE).................................  100%
    Star Lake Railroad Company (DE).......................................  100%
    St. Joseph Terminal Railroad Company..................................   50%
    Sunset Communications Company (DE)....................................  100%
    Sunset Railway Company (CA)...........................................   50%
    TTX Company (DE)......................................................   17%
    Terminal Railroad Association of St. Louis (MO)....................... 14.3%
    Western Fruit Express Company (DE)....................................  100%
    The Wichita Union Terminal Railway Company (KS)....................... 66.6%
    Winona Bridge Railway Company (MN)....................................  100%

   *The names of certain subsidiaries of Burlington Northern Santa Fe Corporation are omitted as those subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.